UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 19, 2014

Liberty Global plc
(Exact Name of Registrant as Specified in Charter)

England and Wales	001-35961	98-1112770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

38 Hans Crescent, London, England
SW1X 0LZ
(Address of Principal Executive Office)

+44.20.7190.6449 or 303.220.6600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Additional Facility AI2

UPC Broadband Holding B.V. (UPC Broadband Holding) is an indirect subsidiary of Liberty Global plc.  On November 19, 2014 (the Effective Date), UPC Broadband Holding entered into a new additional facility accession agreement (the Additional Facility AI2 Accession Agreement) under UPC Broadband Holding's senior secured bank facility (as amended, the UPC Broadband Holding Bank Facility). Pursuant to the Additional Facility AI2 Accession Agreement, the existing redrawable term loan Facility AI was upsized by €30.0 million ($37.6 million at the transaction date) by a new lender.  The final maturity date for Facility AI2 is April 30, 2019.  A commitment fee of 1.30% per year of the undrawn uncanceled portion of the total Facility AI2 commitment is payable quarterly in arrears.  Facility AI2 bears interest at a rate of EURIBOR plus 3.25% per annum.  On and from the Effective Date, Facility AI2 and AI constitute one single additional facility for the purposes of the UPC Broadband Holding Bank Facility. Facility AI may be further increased by entering into one or more additional facility accession agreements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.         Name

4.1
Additional Facility AI2 Accession Agreement, dated November 19, 2014, among UPC Financing Partnership, The Bank of Nova Scotia as Facility Agent and Security Agent and the Additional Facility AI Lender listed in Schedule 1 thereto, under the UPC Broadband Holding Bank Facility.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL PLC

By:	/s/ RANDY L. LAZZELL
Randy L. Lazzell
Vice President

Date: November 21, 2014

Exhibit Index

Exhibit No.         Name

4.1
Additional Facility AI2 Accession Agreement, dated November 19, 2014, among UPC Financing Partnership, The Bank of Nova Scotia as Facility Agent and Security Agent and the Additional Facility AI Lender listed in Schedule 1 thereto, under the UPC Broadband Holding Bank Facility.